Exhibit 99.(b)(10)(b)

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Conseco Variable Annuity Account E (the "Account") on Form N-4 (File Nos. 033-74092 and 811-08288) of:

     (1) Our report dated February 15, 2002, on our audits of the financial statements of the Account; and

     (2) Our report dated April 19, 2002, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 26, 2002